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                                                                    Exhibit 8.1



                                            August 25, 1998



Apartment Investment and
      Management Company
1873 South Bellaire Street
Suite 1700
Denver, Colorado 80222



                             Re:   Certain Federal Income Tax Considerations
                                   -----------------------------------------



Ladies and Gentlemen:



        You have requested our opinion concerning certain Federal income tax considerations in connection with the offering (the "Offering") for sale, from time to time, of shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), by certain stockholders pursuant to a Registration Statement on Form S-3 (No. 333-47201), as amended (the "Registration Statement"). Unless otherwise specifically defined herein, all capitalized terms have the meanings assigned to them in the Registration Statement.



        In connection with the Offering and with certain previous offerings of Class A Common Stock by AIMCO we have acted as counsel to AIMCO, and we have assisted in the preparation of the Registration Statement and certain other documents. In formulating our opinion, we have reviewed the Registration Statement and such other documentation and information provided by you as is relevant to the Offering and necessary to prepare the Registration Statement. In addition, you have provided us with certain representations and covenants of officers of AIMCO relating to, among other things, the actual and proposed operation of AIMCO. For purposes of our opinion, we have not made an independent investigation of the facts


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Apartment Investment and
    Management Company
August 25, 1998
Page 2



set forth in such representations, the partnership agreements and organizational documents for each of the partnerships and limited liability companies in which AIMCO holds a direct or indirect interest (the "Subsidiaries"), the Registration Statement or any other document. We have, consequently, relied on your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. We have also relied upon the opinion of Piper & Marbury L.L.P. dated August 25, 1998 with respect to certain matters of Maryland law, as well as the opinion of Shumaker, Loop & Kendrick dated October 18, 1995 with respect to certain matters of Florida law and the opinion of Altheimer & Gray dated May 8, 1998 with respect to the qualification as a REIT of Ambassador Apartments, Inc., a Maryland corporation for its taxable year ended December 31, 1994 and all subsequent taxable years ending on or before May 8, 1998 (including the short taxable year ending immediately prior to May 8, 1998).



        In rendering our opinion, we have assumed that the transactions contemplated by the foregoing documents have been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, our opinion is based on the correctness of the following specific assumptions: (i) each of AIMCO, Property Asset Management Services, Inc., AIMCO/NHP Holdings, Inc., AIMCO/NHP Properties, Inc., NHP Management Company, NHP A&R Services, Inc., and each "qualified REIT subsidiary" of AIMCO (within the meaning of section 856(i)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents and in the Registration Statement; and (ii) there have been no changes in the applicable laws of the State of Maryland or any other state under the laws of which any of the Subsidiaries have been formed. In rendering our opinion, we have also considered and relied upon the Code, the regulations promulgated thereunder (the "Regulations"), administrative rulings and the other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist at the date of this letter. With respect to the latter assumption, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject


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Apartment Investment and
   Management Company
August 25, 1998
Page 3



to change at any time and, in some circumstances, with retroactive effect. Any material change which is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions.



     We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.



     Based on the foregoing, we are of the opinion that:



     1. Commencing with AIMCO's initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and AIMCO's proposed method of operation, and its actual method of operation since its formation through the date of this letter, will enable it to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, qualification and taxation as a REIT depend upon AIMCO's ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of AIMCO's operation for any one taxable year will satisfy such requirements.



     2. Although the discussion set forth in the Registration Statement under the caption "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership and disposition of the Class A Common Stock, such discussion, although general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the purchase, ownership and disposition of the Class A Common Stock by a holder who purchases such Class
A Common Stock, subject to the qualifications set forth therein. The United States Federal income tax consequences of an investment in the Class A Common Stock by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" as applied to any particular holder.


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Apartment Investment and
   Management Company
August 25, 1998
Page 4



    Other than as expressly stated above, we express no opinion on any issue relating to AIMCO, or to any investment therein.



     This opinion is intended for the exclusive use of the person to whom it is addressed, except as set forth herein, and it may not be used, circulated, quoted or relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law.



                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom, LLP

                                   Skadden, Arps, Slate, Meagher & Flom, LLP